NeoStem Announces Pricing of Concurrent
Offerings for $19 Million in Gross Proceeds

NEW YORK, Nov 16 /PRNewswire-FirstCall/ -- NeoStem, Inc. (NYSE Amex: NBS) ("NeoStem" or the "Company")  an international biopharmaceutical company with product and service revenues, global research and development capabilities and operations in three distinct business units, U.S. adult stem cells, China adult stem cells, and China pharmaceuticals today announced the pricing of concurrent offerings.

An underwritten registered offering of 6,337,980 common units at $1.45 per unit.  Each unit consists of one share of common stock and a warrant to purchase 0.5 of a share of common stock with a per share exercise price of $1.85.  Cowen and Company, LLC acted as sole book-running manager and Maxim Group LLC and National Securities Corporation acted as co-managers for this offering.

A registered direct offering of 10,582,011 preferred units. Each unit consists of one share of series E 7% senior convertible preferred stock convertible at $2.0004, maturing May 20, 2013, a warrant to purchase 0.25 of a share of common stock with a per share exercise price of $2.0874 and 0.0155 shares of common stock.    Cowen and Company, LLC and LifeTech Capital, a division of Aurora Capital LLC, acted as co-placement agents for this offering.

From the two offerings, which are running concurrently, the company expects to receive $19 million in gross proceeds, prior to deducting underwriting discounts and commissions, placement agent fees and offering expenses payable by the company.  These funds will give Neostem the ability to proceed with its acquisition of Progenitor Cell Therapy LLC, and focus on growing the cord blood and adult stem cell banking, cellular manufacturing and therapeutic business, as well as expand our businesses in Asia and other countries. Additionally, the company will be able to continue to develop its intellectual property and acquire new technology.  $2,500,000 will be placed in escrow pursuant to the terms of the offering.

The transactions are expected to close on or about November 19, 2010, subject to the satisfaction of customary closing conditions.

Each of these offerings is being made only by means of a prospectus supplement and accompanying prospectus.   Copies of the final prospectus supplement and accompanying prospectus relating to each of these offerings may be obtained from the Securities and Exchange Commission’s website at http://www.sec.gov or from the offices of Cowen and Company, LLC (c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department (631) 254-7106).

A shelf registration statement relating to each of these offerings has previously been filed with the Securities and Exchange Commission and which became effective on May 11, 2010.  This press release is neither an offer to sell nor a solicitation of an offer to buy any of the Company’s securities.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Further information regarding the offerings is contained in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission and which may be accessed at www.sec.gov.

About NeoStem, Inc.

NeoStem, Inc. is engaged in the development of stem cell-based therapies, pursuit of anti-aging initiatives and building of a network of adult stem cell collection centers in the U.S. and China that are focused on enabling people to donate and store their own (autologous) stem cells for their personal use in times of future medical need. The Company also has licensed various stem cell technologies, including a worldwide exclusive license to VSEL™ Technology which uses very small embryonic-like stem cells, shown to have several physical characteristics that are generally found in embryonic stem cells, and is pursuing the licensing of other technologies for therapeutic use. NeoStem's majority-controlled Chinese pharmaceutical operation, Suzhou Erye, manufactures and distributes generic antibiotics in China. For more information, please visit: http://www.neostem.com ..

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward looking statements include statements herein with respect to the successful execution of the Company's strategy, accelerating Erye's sales growth in 2010 and successful transfer of Erye's production lines to the new facility, growth in revenues from the Company's China operations, as well as other advances in the Company's business, about which no assurances can be given. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010 as well as other periodic filings made with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

For more information, please contact:

NeoStem, Inc.
Robin Smith, CEO
Phone: +1-212-584-4174
Email: rsmith@neostem.com
Web: http://www.neostem.com